EXHIBIT 1.1(b)

OMNICARE, INC.

5,625,000 Shares of Common Stock, Par Value $1.00 per Share

UNDERWRITING AGREEMENT

June 10, 2003

LEHMAN BROTHERS INC.

J.P. MORGAN SECURITIES INC.

UBS SECURITIES LLC,

As Representatives of the several Underwriters

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Omnicare, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and to sell to Lehman Brothers Inc., Wachovia Securities, LLC, the other underwriters named in Schedule 1 hereto and any additional underwriters pursuant to Section 10(a) herein (individually, each an “Underwriter” and collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”), 5,625,000 shares (the “Firm Shares”) of common stock, par value $1.00 per share (“Common Stock”) of the Company. In addition, the Company proposes to grant to the Underwriters an option (the “Option”) to purchase up to an additional 843,750 shares (the “Option Shares” and, together with the Firm Shares, the “Shares”).

This is to confirm the agreement between the Company and the Underwriters concerning the offer, issuance and sale of the Shares.

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) The Registration Statement on Form S-3 (File No. 333-103115), including a related prospectus, setting forth information with respect to the Company and the Shares has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement and all amendments and exhibits thereto have been made available by the Company to you. The Company has included in such registration statement, as amended at the Effective Time, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in such registration statement and the related prospectus. The Company will next file with the Commission the Prospectus in accordance with Rules 415 and 424(b). As filed, such Prospectus will contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters will agree in writing to a modification, will be in all substantial respects in the form furnished to you prior to the Execution Time, or, to the extent not completed at the Execution Time, shall contain only such additional information and other changes as the Company has advised you, prior to the Execution Time, will be included or made therein or such changes as are made after consulting with you or your counsel.

(b) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied or waived.

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act. The Registration Statement and any amendment thereto did not, and will not, as of the applicable Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus does not and will not, as of the date thereof and any applicable Delivery Date (as defined in Section 4(c)), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein as provided in Section 8(e).

(d) The Incorporated Documents as amended or supplemented at the date hereof, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act. None of the Incorporated Documents as amended or supplemented at the date hereof, when such documents were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Company has an authorized capitalization as of March 31, 2003 as set forth under the heading “Capitalization” in the Prospectus. Attached as Schedule 2 hereto is a true and complete list of each “significant subsidiary,” as defined by Rule 1-02 of Regulation S-X under the Securities Act, of the Company, together with its jurisdiction of incorporation or formation and, if less than 100%, the percentage equity ownership by the Company (direct or indirect) (all such entities, the “Significant Subsidiaries”). All of the issued and outstanding shares of capital stock or other equity interests of each of the Significant Subsidiaries owned by the Company

(directly or indirectly) are owned free and clear of any liens (other than those that could not reasonably be expected to have a material adverse affect on the business, condition (financial or other), results of operations, or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”)). Except as set forth or referred to in the Prospectus, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of the Company or any Significant Subsidiary.

(f) Since December 31, 2002, except as set forth or contemplated in the Prospectus, (i) neither the Company nor any of its Significant Subsidiaries has incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) there has not been any event or development in respect of the business or condition (financial or other) of the Company and its subsidiaries taken as a whole that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g) Each of the Company and the Significant Subsidiaries (i) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent or approval could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h) The Company has all requisite corporate power and authority to execute, issue and deliver this Agreement and to issue and deliver the Shares and to consummate the transactions contemplated hereby to be consummated on its part.

(i) Neither the Company nor any Significant Subsidiary is (i) in violation of its charter, bylaws or other constitutive documents, (ii) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (iii) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (ii) and (iii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(j) None of the issuance, offer and sale of the Shares, the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby violate or will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Significant Subsidiary, (ii) any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary or their respective assets or properties, which, in the case of clauses (ii), and (iii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Shares have been duly and validly authorized and when issued will be validly issued, fully paid and nonassessable.

(m) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company for the execution, delivery and performance by the Company of this Agreement including the consummation of any of the transactions contemplated hereby, except such as have been or will be obtained, made, or waived on or prior to the First Delivery Date, those under Blue Sky laws and regulations, those required by the National Association of Securities Dealers, Inc. (the “NASD”) or those that if not obtained, made, or waived could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby, other than such consents and waivers as have been obtained or will be obtained on or prior to the First Delivery Date and will be in full force and effect or except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any Significant Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, that if determined adversely to the Company or any Significant Subsidiary, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the ability of the Company to perform its obligations under this Agreement. Except as set forth in the Prospectus, there is (i) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company, that has been proposed by any governmental body or agency, domestic or foreign or (ii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Significant Subsidiary is or may be subject that in the case of clauses (i) and (ii) could, individually or in the aggregate, reasonably be expected, to have a Material Adverse Effect or to materially and adversely affect the ability of the Company to perform its obligations under this Agreement. Any request of any securities authority or agency of any jurisdiction for additional information with respect to any of the Shares that has been received by the Company or its counsel prior to the date hereof has been, or will prior to the First Delivery Date be, complied with in all material respects.

(o) The Company and each Significant Subsidiary has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Prospectus, except where failure to have obtained such Authorizations or made such declarations and filings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each Significant Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) The Company is not, nor after the offering and sale of the Shares will be, an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(q) The Company and each of its Significant Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

(r) The Company on a consolidated basis maintains insurance covering its properties, personnel and business. Such insurance insures against such losses and risks as are adequate in accordance with the Company’s perception of customary industry practice to protect the Company and its Significant Subsidiaries and their businesses.

(s) PricewaterhouseCoopers LLP is an independent accountant within the meaning of the Securities Act. The historical financial statements and the notes thereto included in the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Prospectus). The other financial information included in the Prospectus is accurately presented in all material respects and, except as disclosed in the Prospectus, prepared on a basis consistent with the financial statements and the books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Prospectus that are not so included or incorporated by reference as required.

(t) The Company, including its subsidiaries, has the requisite provider number or other authorization to bill the Medicare program (to the extent such entity participates in the Medicare program) and the respective Medicaid program in the state or states in which it operates, except where the failure to have such provider number or other authorization could not be reasonably expected to have a Material Adverse Effect.

(u) Neither the Company, nor to its knowledge, any of its affiliates (as defined in Regulation D of the Securities Act, an “Affiliate”), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of such Shares.

(v) The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite that Underwriter’s name in Schedule 1 hereto. The price of the Firm Shares shall be $27.8478 per Firm Share. The Company shall not be obligated to deliver any of the Shares to be delivered on the Delivery Date except upon payment for all the Shares to be purchased on the Delivery Date as provided herein.

3. Offering of Shares by the Underwriters. The several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. Delivery of and Payment for the Shares.

(a) Delivery of and payment for the Firm Shares shall be made at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, at 9:00 a.m. (New York City time) on June 13, 2003, or at such other date or place as shall be determined by agreement between the Underwriters and the Company (such date and time of delivery and payment for the Firm Shares, the “First Delivery Date”). On the First Delivery Date, the Company shall deliver or cause to be delivered the Firm Shares to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Shares shall be registered in such names and in such numbers as the Representatives shall request in writing not less than two full Business Days prior to the First Delivery Date.

(b) The Company hereby grants the Option to the Underwriters to purchase the Option Shares at the same purchase price as the Underwriters shall pay for the Firm Shares. The Option may be exercised in whole or in part from time to time at any time not more than 30 days subsequent to the date of this Agreement upon notice in writing delivered by facsimile by Lehman Brothers Inc. (“Lehman Brothers”), on behalf of itself and the other Underwriters to the Company setting forth the number of Option Shares as to which the Underwriters are exercising the Option.

(c) The date for the delivery of and payment for the Option Shares (the “Option Delivery Date”), which may be the First Delivery Date (the First Delivery Date and the Option Delivery Date, if any, being sometimes referred to as a “Delivery Date”), shall be determined by the Underwriters but shall not be later than five full Business Days after written notice of election to purchase Option Shares is given. On the Option Delivery Date, the Company shall deliver or cause to be delivered the Option Shares to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Upon delivery, the Shares shall be registered in such names and in such numbers as the Representatives shall request in writing not less than two full Business Days prior to the Option Delivery Date. If the Option Delivery Date shall be different from the First Delivery Date, the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of supplemental opinion, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the First Closing Date pursuant to Section 7 hereof.

5. Further Agreements of the Company. The Company further agrees:

(a) (i) To prepare the Prospectus in a form approved by Lehman Brothers, which approval shall not be unreasonably withheld or delayed, and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to any Delivery Date except as permitted herein; (iii) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; (v) to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(b) To furnish promptly to the Underwriters and to counsel for the Underwriters if requested a signed or facsimile signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and, if the delivery of a prospectus is required at any time after the Execution Time in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when such Prospectus is delivered, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon their request, to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance as the Underwriters may from time to time reasonably request;

(d) During the time that delivery of a prospectus is required for the initial offering and sale of Shares to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or Lehman Brothers, be required by the Securities Act or that is requested by the Commission;

(e) For so long as the delivery of a prospectus is required in connection with the initial offering or sale of the Shares, prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus and any document incorporated by reference in the Prospectus pursuant to Rule 424 of the Securities Act, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of Lehman Brothers, which consent shall not unreasonably be withheld;

(f) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriters an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Securities Act);

(g) Promptly from time to time, to take such action as Lehman Brothers may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions in the United States and Canada as Lehman Brothers may reasonably request and in such other jurisdictions as the Company and Lehman Brothers may mutually agree, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(h) Not to take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the initial offering of the Shares (except after consultation with the Underwriters and as may be permitted by under federal securities laws);

(i) To use its commercially reasonable efforts to cause the Shares to be listed on the New York Stock Exchange (the “NYSE”) by the First Delivery Date;

(j) To apply the net proceeds from the issuance of the Shares as set forth under “Use of Proceeds” in the Prospectus; and

(k) For a period of 90 days after the date of the Prospectus not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of Lehman Brothers, which shall not be unreasonably withheld or delayed, except that the foregoing restrictions do not apply to (A) the issuance by the Company of shares of Common Stock or options or rights to acquire shares of Common Stock pursuant to employee benefit plans existing on the date hereof, including, without limitation, stock option and restricted stock plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date hereof, (B) the issuance of the Shares to be sold hereunder, (C) the issuance or transfer of Common Stock pursuant to existing reservations, agreements and stock incentive plans; (D) shares of Common Stock issued in connection with acquisitions of unaffiliated entities or assets or businesses from unaffiliated entities; and (E) the issuance of Common Stock upon conversion of the Company’s 4.00% Junior Subordinated Convertible Debentures due 2033 or the Company’s 5% Convertible Subordinated Debentures due 2007.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay:

(a) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus and any Prospectus or any amendment or supplement thereto;

(b) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, in each case, as provided in this Agreement;

(c) the costs of distributing the terms of any agreement relating to the organization of the underwriting syndicate and selling group to the members thereof, by mail, telex or other reasonable means of communication;

(d) the costs, if any, of producing and distributing this Agreement;

(e) the qualification or registration of the Shares for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final “Blue Sky” or legal investment memoranda and reasonable fees and disbursements of counsel (including local counsel) to the Underwriters relating thereto);

(f) the expenses of the Company in connection with the marketing and offering of the Shares, including, if applicable, all reasonable costs and expenses of the Company incident to the preparation of “road show” presentation or comparable marketing materials and the road show traveling expenses of the Company in connection with the offering of the Shares, provided, however, that the Company and the Underwriters shall share equally all costs related to the chartering of any aircraft for use in connection with any such road show;

(g) all fees and expenses incurred in connection with any rating of the Shares;

(h) all expenses and fees in connection with the application for listing of the Shares and the Common Stock initially issuable upon conversion of the Shares on the NYSE, subject to official notice of issuance;

(i) the fees and expenses of the Company’s counsel and independent accountants; and

(j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement.

Except as provided in this Section 6 and Section 12 herein, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and any transfer taxes on the Shares which they may sell.

7. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the satisfaction of each of the following conditions and agreements:

(a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Delivery Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Company shall have performed or complied in all material respects with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by it at or prior to the Delivery Date.

(b) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with in all material respects.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Registration Statement, the Preliminary Prospectus, the Prospectus, this Agreement and the Shares, and all other legal matters relating to the offering, issuance and sale of the Shares and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters.

(d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Delivery Date, prevent the issuance of the Shares or consummation of the transactions contemplated herein. Except as disclosed in the Prospectus, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Company, threatened against the Company before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto.

(e) The Underwriters shall have received certificates substantially in the form of Exhibit A, dated the Delivery Date, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company.

(f) The Underwriters shall have received on the Delivery Date an opinion of Dewey Ballantine LLP, counsel to the Company, dated the Delivery Date and addressed to the Underwriters, substantially in the form of Exhibit B hereto and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

(g) The Underwriters shall have received on the Delivery Date an opinion of Peter Laterza, Esq., General Counsel of the Company, dated the Delivery Date and addressed to the Underwriters, substantially in the form of Exhibit D hereto and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

(h) The Underwriters shall have received on the Delivery Date an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel to the Underwriters, dated the Delivery Date and in form and substance satisfactory to the Underwriters.

(i) The Underwriters shall have received a “comfort letter” from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated the date of this Agreement, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters. In addition, the Underwriters shall have received a “bring-down comfort letter” from PricewaterhouseCoopers LLP, dated as of the Delivery Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

(j) The Underwriters shall have received a “comfort letter” from Ernst & Young LLP, independent public accountants for NCS HealthCare, Inc., dated the date of this Agreement, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters. In addition, the Underwriters shall have received a “bring-down comfort letter” from Ernst & Young LLP, dated as of the Delivery Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

(k) All government authorizations required to be obtained by the Company, if any, in connection with the issue and sale of the Shares as contemplated under this Agreement and the performance of the Company’s obligations under this Agreement shall be in full force and effect.

(l) The Underwriters shall have been furnished with wiring instructions for the application of the proceeds of the Shares in accordance with this Agreement and such other information as it may reasonably request.

(m) Cleary, Gottlieb, Steen & Hamilton, counsel to the Underwriters, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

(n) The Shares shall be eligible for trading on the NYSE, subject to official notice of issuance.

(o) Since the Execution Time there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company on consolidated basis, otherwise than as set forth or contemplated in the Prospectus, the effect of which is, in the reasonable judgment of Lehman Brothers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the corporate or issuer rating accorded the Company by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced or notified the Company in writing that it has under surveillance or review, with possible negative implications, its corporate or issuer rating of the Company.

(q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market or trading in any securities of the Company on any exchange, shall have been suspended, the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, or there shall have been a presidential declaration of a national emergency or a declaration of war by the United States, or (iv) there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, including, without limitation, as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it in the reasonable judgment of Lehman Brothers, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(r) By the date of execution and delivery of this Agreement, the Company shall have furnished to the Representatives each of the letters required to be furnished under Section 7(z) of the underwriting agreement of even date herewith among the Company, Omnicare Capital Trust I and the underwriters named therein to such underwriters in connection with the offer and sale of $250,000,000 aggregate liquidation amount of Trust Preferred Income Equity Redeemable Securities.

The documents required to be delivered by this Section 7 will be delivered at the office of counsel for the Company (or at such other location agreed to between the Company and the Underwriters) on the Delivery Date.

8. Conditions of the Obligations of the Company. The obligations of the Company hereunder shall be subject to the consummation of the Company’s proposed public offering of 6.125% Senior Subordinated Notes due 2013 aggregating at least $250 million of gross proceeds (the “Notes Offering”) and the completion of the Company’s proposed new credit facility comprised of a $250 million term loan and a $500 million revolving loan, in all cases as described in the Prospectus. If such condition shall not have been fulfilled, this Agreement may be terminated by the Company upon notice thereof to Lehman Brothers. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6, 9 and 12 hereof, provided, however that if the Notes Offering shall have been terminated by reason of default of one or more underwriters of such offering, the Company shall not be obligated to reimburse the expenses of any defaulting underwriter, and provided, further, that the Company shall have no liability under Section 12 hereto in the event that the underwriting agreement in connection with the Notes Offering shall have been terminated as a result of any failure to meet condition 7(t) of such agreement.

9. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with the written information concerning that Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter concerning that Underwriter specifically for inclusion therein which information consists solely of the information set forth in Section 9(e); and provided, further, that the Company shall not be liable to indemnify any Underwriter or any person who controls such Underwriter on account of any such loss, liability, claim, damage or expense arising out of any such defect or alleged defect in any Preliminary Prospectus or Prospectus if a copy of the Prospectus (exclusive of the Incorporated Documents), as amended or supplemented, shall not have been given or sent by such Underwriter with or prior to the written confirmation of the sale involved to the extent that the Prospectus, as amended or supplemented, would have cured such defect or alleged defect and sufficient quantities of the Prospectus, as amended or supplemented, were made available to such Underwriter to allow it to deliver such Prospectus on a timely basis. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless, the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein and described in Section 9(e). The Underwriters, severally and not jointly, shall reimburse the Company and any such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it has notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ separate counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 9 if, in the reasonable judgment of counsel to such Underwriters, it is advisable for such Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, due to the availability of one or more legal defenses to them which are different from or additional to those available to the indemnifying party, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company; provided further, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one local counsel in each relevant jurisdiction) at any time for all such indemnified parties. No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fault, culpability or failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but, for the avoidance of doubt, if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 9 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, other than to the extent that such indemnification is unavailable or insufficient due to a failure to provide prompt notice in accordance with Section 9(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares, or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions realized or received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the amount of contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation, which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the offering of the Shares by the Underwriters set forth in the last paragraph on the cover page and the first paragraph under the caption “Underwriting—Commissions and Expenses,” the first paragraph and the second sentence of the second paragraph under the caption “Underwriting—Price Stabilization and Short Positions,” the third sentence of the first paragraph and the third sentence of the second paragraph under the caption “Underwriting—Other Relationships,” the first paragraph under the caption “Underwriting—Electronic Distribution” and the last sentence under the caption “Notice to Canadian Residents—Relationship with Affiliates of Certain Underwriters” in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company through the Representatives by or on behalf of the Underwriters specifically for inclusion in the Prospectus, and the Underwriters severally confirm that such statements are accurate and complete.

10. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the number of Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate number of Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total aggregate number of the Shares to be purchased on such Delivery Date. If the foregoing maximum is exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to Lehman Brothers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the total number of Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to Lehman Brothers do not elect to purchase on such Delivery Date the aggregate number of Shares which the defaulting Underwriters agreed but failed to purchase, this Agreement (or with respect to the Option Delivery Date, the obligation of the Underwriters to purchase the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter and the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 12. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 10(a), purchases Shares which a defaulting Underwriter agreed but failed to purchase.

(b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either Lehman Brothers or the Company may postpone the Delivery Date for up to five full Business Days in order to effect any changes that, in the opinion of counsel to the Company or counsel to the Underwriters, may be necessary in the Prospectus or in any other document or arrangement.

11. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 7(o), 7(p) or 7(q) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

12. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the transactions) is not fulfilled (other than as a result of the condition described in Section 7(q)) or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 11) (other than as a result of the condition described in Section 7(q)), the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares (except as otherwise provided in Section 8 hereof), and upon demand the Company shall pay the full amount thereof to the Underwriters. Upon such payment the Company will be absolved from any further liability hereunder, except as provided in Sections 6 and 9 hereof. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

13. Notices, etc. Notices given pursuant to any provision of this Agreement shall be given in writing and shall be addressed as follows:

(a) if to the Underwriters, to Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022, Attention: Syndication Department, Facsimile: (212) 526-0943, with a copy to the General Counsel’s Office, 399 Park Avenue, New York, New York 10022, Facsimile: 212-528-4748; with a copy to Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, Attention: Raymond B. Check, Esq. (Fax No.: 212-225-3999).; and

(b) if to the Company, to Omnicare, Inc., 100 East River Center Boulevard, Covington, Kentucky 41011, Attention: Joel F. Gemunder, Telephone: (859) 392-3300, Facsimile: (859) 392-3360, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Morton A. Pierce, Esq., Telephone: (212) 259-8000, Facsimile: (212) 259-6333;

provided, however, that any notice to an Underwriter pursuant to Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to Lehman Brothers, which address will be supplied to any other party hereto by Lehman Brothers upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers or the Representatives on behalf of the Underwriters.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the indemnities and agreements in Section 9 hereof of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers, directors and employees of the Underwriters and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (ii) the indemnities and agreements in Section 9 hereof of the Underwriters contained in this Agreement shall be deemed to be for the benefit of directors, trustees, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

18. Definitions. The terms which follow, as used in this Agreement, have the meanings indicated:

(a) “Business Day” means any day on which the NYSE is open for trading.

(b) “Commission” means the Securities Exchange Commission.

(c) “Effective Date” means the date of the Effective Time.

(d) “Effective Time” means the date and the time as of which the Registration Statement was declared effective by the Commission.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(f) “Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

(g) “Incorporated Documents” means documents that are incorporated into any of the Registration Statement, Prospectus or Preliminary Prospectus by reference.

(h) “Preliminary Prospectus” means each prospectus and any prospectus supplement filed with the Commission by the Company with the consent of Lehman Brothers (not to be unreasonably withheld) pursuant to Rule 424(b) of the Securities Act relating to the Shares included in the Registration Statement, and any amendments and Incorporated Documents thereof.

(i) “Prospectus” means the prospectus and prospectus supplement filed with the Commission by the Company with the consent of Lehman Brothers pursuant to Rule 424(b) of the Securities Act relating to the Shares in the form first used to confirm sales of the Shares, and any Incorporated Documents thereof incorporated as of the Execution Time.

(j) “Registration Statement” means the Registration Statement of the Company filed with the Commission on Form S-3 (File No.’s 333-103115), including exhibits other than Forms T-1 and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the First Delivery Date, means also such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. This term will include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. Any reference to any amendment to the Registration Statement herein will be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

(k) “Rule 430A Information” means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Securities Act.

(l) “Rule 462(b) Registration Statement” means a registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Securities Act relating to the offering covered by the registration statement.

(m) “Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations of the Commission thereunder.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[The rest of this page has been left blank intentionally; the signature page follows.]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

OMNICARE, INC.

By:	/S/ JOEL F. GEMUNDER
Name: Joel F. Gemunder
Title: President and Chief Executive Officer

Accepted and agreed by:

LEHMAN BROTHERS INC. J.P. MORGAN SECURITIES INC. UBS SECURITIES LLC

By:	LEHMAN BROTHERS INC.

By:	/S/ ARLENE SALMONSON
Authorized Representative

For each of the Representatives and the other several Underwriters named in Schedule I to the foregoing Agreement

EXHIBIT A

Form of Officer’s Certificate of Omnicare, Inc.

The undersigned, the duly qualified and elected (i) President and Chief Executive Officer and (ii) Senior Vice President and Chief Financial Officer, respectively, of Omnicare, Inc., a Delaware corporation (the “Company”), do hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(e) of the Underwriting Agreement between the Company and Lehman Brothers Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the Underwriters named therein, that we have carefully examined the Underwriting Agreement and the Prospectus and that to our knowledge:

(i) The representations and warranties of the Company contained in the Underwriting Agreement are true and correct in all material respects on and as of the Delivery Date with the same effect as if made on the Delivery Date, except that if a representation or warranty is made as of a specific date, such representation or warranty is true and correct in all material respects as of such date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the Delivery Date;

(ii) The Prospectus has been timely filed with the Commission in accordance with Section 5(a) of the Underwriting Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. There has been no request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus;

(iii) Subsequent to the execution and delivery of the Underwriting Agreement, (A) no downgrading has occurred in the corporate or issuer rating accorded the Company by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (B) no such organization has publicly announced or notified the Company in writing that it has under surveillance or review, with possible negative implications, its corporate or issuer rating of the Company; and

(iv) Except as set forth in the Prospectus, since the date of the last audited financial statements included or incorporated by reference in the Prospectus, there has not been any event or development in respect of the business or condition (financial or other) of the Company and its subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.

Capitalized terms used herein but not defined have the respective meanings assigned to such term in the Underwriting Agreement.

A-1

EXHIBIT B

Form of Dewey Ballantine LLP Opinion

The opinion of Dewey Ballantine LLP, counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), delivered pursuant to Section 7(f) of the Underwriting Agreement:

(i) The Registration Statement was declared effective under the Securities Act as of the date and time hereof. The Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Securities Act on June 11, 2003, and no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission.

(ii) The Registration Statement and the Prospectus (excluding any documents incorporated by reference therein) and any further amendments or supplements thereto made by the Company prior to the applicable Delivery Date (other than the financial statements and notes thereto and related schedules and other financial, statistical and accounting data or the contents of any exhibits contained therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Securities Act.

(iii) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

(iv) The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to consummate the transactions contemplated thereby to be consummated on its part and the Company has the corporate power and authority to issue, sell and deliver the Shares. The Company has duly authorized the execution, delivery and performance of, and has duly executed and delivered, the Underwriting Agreement.

(v) The Shares have been duly and validly authorized and when issued against payment therefor in accordance with the terms of the Underwriting Agreement will be validly issued, fully paid and nonassessable.

(vi) The execution, delivery and performance by the Company of the Underwriting Agreement, including the consummation of the offer and sale of the Shares, do not and will not violate or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to, (A) the charter or bylaws of the Company, (B) any law, statute, rule or regulation of the State of New York (other than Blue Sky laws and regulations), the General Corporation Law of the State of Delaware or any federal law, statute, rule or regulation of the United States of America (other than those relating to the NASD), in each case pursuant to this clause (B) which, in our experience, is ordinarily applicable to transactions of the type contemplated by the Underwriting Agreement, or (C) any judgment, order or decree issued by any court or governmental agency or authority of the United States of America or the State of New York or issued by any court or governmental agency or authority of the State of Delaware pursuant to the General Corporation Law of the State of Delaware, in each case pursuant to this clause (C) specifically applicable to the Company or any subsidiary thereof or any of their respective assets or properties and known to us, except, in the case of each of clauses (B) and (C), for any such violations or breaches, or liens, charges or encumbrances, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vii) Assuming the accuracy of the representations, warranties and agreements of the Company contained in the Underwriting Agreement, to our knowledge no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency of the United States of America or the State of New York or any court or governmental body or administrative agency of the State of Delaware pursuant to General Corporation Law of the State of Delaware is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Underwriting Agreement, including the consummation of any of the transactions contemplated thereby, except (A) such as have been obtained or made, (B) such as may be required under state securities or Blue Sky laws or as may be required by the NASD and (C) such as could not, if not obtained or made, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To our knowledge, no consents or waivers from any other person or entity are required for the execution, delivery and performance by the Company of the Underwriting Agreement or the consummation by the Company of any of the transactions contemplated thereby, other than (X) such consents and waivers as have been obtained and as are in full force and effect and (Y) such consents and waivers that, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

(viii) The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ix) The statements under the caption “Description of Common Stock” in the Prospectus, insofar as such statements constitute a summary of applicable law or of legal matters set forth in contracts, agreements or other legal documents, fairly present in all material respects such applicable law or such contracts, agreements or other legal documents.

(x) The statements set forth in the Prospectus under the caption “Material United States Federal Income Tax Consequences for Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Except as set forth in paragraphs (ix) and (x) above, we have not undertaken to determine independently and, therefore, do not pass upon or assume any responsibility for, explicitly or implicitly, the accuracy, completeness or fairness of the statements contained in the Prospectus. In addition, we have not participated in the preparation of the documents incorporated by reference in the Prospectus. We have, however, participated in conferences with your representatives and with representatives of the Company, with the Company’s counsel and with the Company’s independent accountants in the course of the preparation of the Prospectus in which such statements were generally reviewed and discussed. Based upon and subject to the foregoing (and relying as to materiality as to factual matters upon information furnished and assessments made by officers and other representatives of the Company and its subsidiaries), nothing has come to our attention that has caused us to believe that the Registration Statement, as of the Effective Time, or the Prospectus, on the date thereof and on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to the financial statements and the notes thereto and the schedules and other financial and accounting data and exhibits included or incorporated by reference therein or omitted therefrom, as to all of which we express no view).

EXHIBIT C

Form of Opinion of General Counsel of Omnicare, Inc.

The opinion of Peter Laterza, General Counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), delivered pursuant to Section 7(g) of the Underwriting Agreement:

(i) The Company and each of its Significant Subsidiaries which are incorporated in the United States has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as it is currently being conducted and as described in the Prospectus, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the ownership, leasing and operation of its property and the conduct of its business requires such qualification (except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect).

(ii) The entities listed on Schedule 2 hereto are the only Significant Subsidiaries, direct or indirect, of the Company. Except as otherwise set forth in the Prospectus, the Company owns, directly or indirectly through other subsidiaries, the percentage indicated on Schedule 2 of the outstanding capital stock or other securities evidencing equity ownership of such Significant Subsidiaries, free and clear of any security interest and, to the knowledge of such counsel, any claim, lien, limitation on voting rights or encumbrance. All of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. To my knowledge after due inquiry, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries owned by the Company.

(iii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to consummate the transactions contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares as provided in the Underwriting Agreement.

(iv) Except as set forth in the Prospectus or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to interfere with or adversely affect the issuance of the Shares or the consummation of the transactions contemplated by the Underwriting Agreement, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of such counsel, threatened or contemplated, to which the Company or any Significant Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule,

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regulation or order relating to or affecting the Company or any Significant Subsidiary that has been enacted, adopted or issued by any governmental body or agency or (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Significant Subsidiary is or may be subject.

(v) To my knowledge, neither the Company nor any Significant Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Agreement or Instrument or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (A), (B) and (C) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(vi) To my knowledge, the Company and each Significant Subsidiary has all Authorizations necessary to engage in the business conducted by it, except where failure to hold such Authorizations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. I have no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To my knowledge, all such Authorizations are valid and in full force and effect and the Company and each Significant Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, has fulfilled and performed all of its material obligations with respect to such Authorizations and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof, except for any invalidity, failure to be in full force and effect or noncompliance with, or revocation or termination of, any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vii) The execution and delivery by the Company of the Underwriting Agreement, the issuance and sale of the Shares and the compliance by the Company with all of the provisions of the Underwriting Agreement will not violate or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its Significant Subsidiaries which are incorporated in the United States, or an acceleration of indebtedness pursuant to, (A) the charter or bylaws of the Company or any of its Significant Subsidiaries which are incorporated in the United States, (B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument known to me to which the Company or any of its Significant Subsidiaries which are incorporated in the United States is a party or by which any of them or their property is or may be bound, (C) any U.S. federal or New York statute, rule or regulation reasonably

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recognized by me as applicable to transactions of this kind, or (D) any judgment, order or decree known to me of any U.S. federal or New York court or governmental agency or authority having jurisdiction over the Company, any of its Significant Subsidiaries which are incorporated in the United States or their assets or properties, except for any such violations, breaches or defaults which would not reasonably be expected to have a Material Adverse Effect and except for such consents as may have been obtained by the Company or waived or such consents or filings as may be required or such as may be required under state or foreign securities or Blue Sky laws and regulations or such as may be required by the NASD.

(viii) No consents or waivers from any other person are required for the execution and delivery by the Company of the Underwriting Agreement, the issuance and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement, other than such consents and waivers as (A) would not reasonably be expected to have a Material Adverse Effect, (B) would not prohibit or adversely affect the issuance of the Shares, or (C) have been obtained or waived.

(ix) Each Incorporated Document (except for the financial statements and the notes thereto and the schedules and other financial, statistical and accounting data and exhibits included or incorporated by reference therein or omitted therefrom, as to all of which I express no opinion) appeared on its face to comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder when filed with the Commission.

In addition, I have participated in conferences with other officers and other representatives of the Company, representatives of PricewaterhouseCoopers, the Underwriters and their counsel in connection with the preparation of the Registration Statement and the Prospectus at which conferences the contents of the Registration Statement and the Prospectus were discussed, reviewed and revised. Except as indicated above, I have not independently verified and am not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the information contained in the Prospectus. Based upon the participation and discussions described above, however, no facts have come to my attention that cause me to believe that the Registration Statement, at the Effective Time, and the Prospectus, at the date thereof and on the applicable Delivery Date and the date hereof, contained or contains an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been requested to and do not express any view as to the financial statements, notes and schedules or any other financial, statistical or accounting data included or incorporated by reference in or omitted from the Registration Statement and the Prospectus).

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